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                          GOLDSTEIN GOLUB KESSLER LLP
                  Certified Public Accountants and Consultants
                  --------------------------------------------

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Navios Maritime Holdings Inc.

We hereby consent to the use in this Registration Statement on Form F-3 of our report dated January 17, 2005, on the financial statements of International
Shipping Enterprises, Inc. as of December 31, 2004 and for the period from
September 17, 2004 (date of inception) to December 31, 2004, which appears in such Registration Statement.

/s/ Goldstein Golub Kessler LLP
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GOLDSTEIN GOLUB KESSLER LLP
New York, New York

August 28, 2006

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